Exhibit 10.12

ASSIGNMENT, ASSUMPTION AND CONSENT

Assignment of Lease

For valuable consideration, the receipt of which is hereby acknowledged, the undersigned Corsair Communications, Inc., a Delaware corporation (“Assignor”), hereby assigns and transfers to Lightbridge, Inc., a Delaware corporation (“Assignee”), all of its right, title and interest in and to that certain Lease dated December 21, 1995, by and between Spieker Properties, L.P., a California limited partnership successor in interest to McDonnell Douglas Realty Company, a California corporation, and Corsair Communications, a Delaware corporation successor in interest to Subscribing Computing, Inc., a California corporation as amended by the First Amendment dated May 16, 1998 and the Lease dated October 31, 2000 (the “Lease”) by and between SPIEKER PROPERTIES, L.P., a California limited partnership (“Landlord”), as Landlord, and Assignor, as Tenant, leasing those certain premises described as approximately 13,680 rentable square feet located on the 10th floor, Suite 1000 and Suite 1050.  Assignor hereby agree that this assignment shall not relieve Assignor of any liability or obligation under the Lease, and that Assignor shall continue to remain liable under the Lease as a principal obligor and not as a surety, notwithstanding such assignment. Assignor further agrees that a subsequent modification or extension of the Lease shall not relieve Assignor of any liability or obligation under the Lease.

This assignment is effective as of February 7, 2001.

Dated:	2/7/01	ASSIGNOR:	Corsair Communications, Inc.
a Delaware corporation

			By:	/s/ Thomas C. Meyer
			Title:	President & CEO

Assumption of Lease

Assignee hereby accepts the foregoing assignment effective February 7, 2001, and in consideration of Landlord’s consent thereto, Assignee agrees to be bound by and to faithfully, timely and fully perform all of the terms and conditions and agreements contained in the Lease, and to pay promptly all rental and other payments thereunder of whatever nature. Assignee warrants that it has read the Lease which is made a part hereof by this reference.

Assignee further understands and agrees that Landlord’s consent to this assignment is not a consent to any subsequent assignments. Assignee will pay Landlord’s actual attorneys’ fees incurred for reviewing, investigating, processing and/or documenting any requested assignment, whether or not Landlord’s consent is granted.

Dated:	2-07-01	ASSIGNEE:	Lightbridge, Inc.,
a Delaware corporation

			By:	/s/ Eugene DiDonato
			Title:	V.P

Consent

Landlord hereby consents to the foregoing assignment by Assignor to Assignee of the Lease, on the condition that (a) Assignee will promptly pay all rents and other monies required under the Lease and this assignment, and will perform all terms, covenants and conditions therein to be performed by Tenant and (b) Assignor agrees to continue to remain liable under the Lease as principal obligor and not as surety notwithstanding such assignment. Landlord’s consent contained herein does not in any way amend or modify the Lease or any of Landlord’s rights or Tenant’s obligations thereunder.

Dated:	2/7/01	LANDLORD:	SPIEKER PROPERTIES, L.P.,
a California limited partnership

			By:	Spieker Properties, Inc., a Maryland corporation
			Its:	general partner

			By:	/s/ James R. Woods Jr.